Exhibit 99.1

Investor Relations

eOn Communications

800-955-5321

investorrelations@eoncc.com

For Release 10:00 AM ET, January 7, 2013

eOn Communications Reports Fiscal Year 2012 and First Quarter Fiscal 2013 Profitability

CORINTH, MS (January 7, 2013) – eOn Communications Corporation™ (NASDAQ: EONC) (the “Company”), a leading provider of telecommunications, access control, paging and data center solutions, announces fiscal year ended July 31, 2012 and quarter ended October 31, 2012 results.

Total 2012 fiscal year income was $464,000 or $0.16 per common share compared to a loss of $1,380,000 or $0.48 per common share for fiscal year 2011. Included in fiscal year 2011 were one time charges for write off of capitalized software development of $916,000 and inventory reserve provisions of $762,000. First quarter fiscal 2013 income was $88,000.

eOn Systems and Cortelco

In the U.S. eOn Communications Corporation has two business units: eOn Systems and Cortelco. The corporation’s improved performance is in part attributable to de- emphasizing traditional voice-centric telephone systems and ACD platforms, and focusing on intelligent IP end-points, which include voice, as well as access control and network based paging solutions. This positions the corporation well in both the growing intelligent building and VoIP markets. In connection with this new direction, the company is leveraging technical resources from eOn Systems to identify and deliver products suitable for Cortelco’s well established, nation-wide network of distributors. Cortelco distributors in turn sell to businesses, government agencies, schools, healthcare and other institutions. eOn Systems pre-tax losses over the past three years total $4,106,000. Cortelco’s pre-tax earnings over the past three fiscal years total $3,780,000.

Cortelco Systems Puerto Rico

Cortelco Systems Puerto Rico (“CSPR”) became a majority-owned subsidiary of the Company on June 9, 2010 upon purchase of additional shares of their outstanding stock. CSPR focuses on technology integration solutions encompassing collaboration as well as data center efficiencies, network security and compliance. CSPR’s other activities include IT consulting, disaster recovery, business continuity and private cloud computing solutions. CSPR’s strategic partners include Cisco, McAffee, VMware, NetApp, Checkpoint, Mitel and Avaya. CSPR delivers solutions through its direct sales and highly trained technicians. CSPR’s pre-tax earnings over the past three fiscal years total $715,000.

Cortelco Brand

In conjunction with the above described focus, and increasing synergies among its business units, the Company intends, subject to stockholder approval, to change its corporate name from eOn Communications to Cortelco.

Mr. David Lee, Chairman of eOn’s Board of Directors noted, “Recent positive results underscores our commitment to growth, profitability and increased stockholder value. The corporation’s new focus puts us in a good position to maximize the opportunities in front of us.”

About eOn Communications™

eOn Communications Corporation™ is a global provider of innovative communications solutions. With over 20 years expertise, our solutions use advanced technologies to deliver solutions that enable our customers to communicate more effectively. To find out more information about eOn Communications and its solutions, visit the World Wide Web at www.eoncommunications.com, or call 800-955-5321.

Note:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including technical and competitive factors, which could cause the Company’s results and the timing of certain events to differ materially from those discussed in the forward-looking statements. Such risks are detailed in eOn Communications Corporation’s most recent Form 10-Q filing with the Securities and Exchange Commission.

eOn Communications Corporation, the mark eOn, and eQueue are trademarks of eOn Communications Corporation.